BYLAWS

OF

Parallel Flight Technologies, Inc.

a Delaware corporation

Article 1

CORPORATE OFFICES

1.1.      Registered Office.  The registered office of the Corporation shall be fixed in the

Certificate of Incorporation of the Corporation.

1.2.      Principal Executive Office; Other Offices.  The location of the principal executive office of the Corporation may be established at any place or places within or without the State of Delaware where the Corporation is qualified to do business.  The Board of Directors shall have the power to change the principal office to another location.  The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

Article 2

MEETINGS OF STOCKHOLDERS

2.1.      Annual Meeting.  An annual meeting of stockholders shall be held for the election of Directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.  Any other business may be transacted at the annual meeting.  If no designation of place is made the meeting shall be held at the principal executive office.

2.2.      Special Meeting.  A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, or the President, but such special meetings may not be called by any other person or persons.  Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

2.3.      Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his

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or her absence by the President, if any, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or in the absence of such designation by a Chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The Secretary or, in his or her absence, an Assistant Secretary, if any, or in the absence of the Secretary and all Assistant Secretaries a person whom the Chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

2.4.      Notice of Stockholders' Meetings.  Unless otherwise provided by law, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the stockholders.  The notice of any meeting at which Directors are to be elected shall include the names of the nominees who, at the time of the notice, the Board intends to present for election.

2.5.      Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of stockholders shall be given either personally, by first class mail, by other means of written communication, by telecopy, by telegram or by other electronic or wireless means.  Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice.  Notice shall be deemed given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

2.6.      Quorum.  The holders of a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii)  the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.7 of these Bylaws.  The Corporation shall not be entitled to vote or to count for quorum purposes the shares of its own stock which it may hold or which are owned by another corporation if the Corporation holds, directly or indirectly through another corporation, a majority of the shares entitled to vote in the election of Directors of such other corporation.  The foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by the Corporation in a fiduciary capacity.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question

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brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

2.7.      Adjourned Meeting; Notice.  Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy.  In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken.  However, if a new record date for the adjourned meeting is later fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given.  Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws.  At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

2.8.      Voting.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of Directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the Board of Directors, or holders of a majority of the

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outstanding shares of all classes of stock entitled to vote thereon, present in person or by proxy, at such meeting shall so determine.

At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

2.9.      Validation of Meetings; Waiver of Notice; Consent.  The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.10.    Action by Written Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.11.    Record Date for Stockholder Notice; Voting; Giving Consents.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date such record date is fixed and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.  The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board or Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

2.12.    Proxies.  Every stockholder entitled to vote for Directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a telegram, cablegram, or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Article 3

BOARD OF DIRECTORS

3.1.      Powers.  Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action

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required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2.      Number and Term of Office.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.

3.3.      Election and Term of Office of Directors.  The Board of Directors shall initially consist of the person(s) elected as such by the incorporator.  At the first annual meeting of stockholders and, except as provided in Section 3.4 of these Bylaws, at each annual meeting of stockholders thereafter, the stockholders shall elect Directors to hold office until the next annual meeting.  Each Director, including a Director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws, wherein other qualifications for Directors may be prescribed.

3.4.      Resignation and Vacancies.  Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Unless otherwise provided in the Certificate of Incorporation or by these Bylaws, vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, even if less than a quorum, or by a sole remaining Director; however, a vacancy created by the removal of a Director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the voting power of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum).  Each Director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created Directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with the like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court

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of Chancery for a decree summarily ordering an election as provided in Section 211 of the

General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5       Removal.  Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors; provided, however, that, if and so long as stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

3.6       Place of Meetings; Meetings by Telephone.  Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware and at such times as have been designated from time to time by resolution of the Board of Directors.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another; and all such Directors shall be deemed to be present in person at the meeting.

3.7       Regular Meetings.  Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by resolution of the Board of Directors, by written consent of the Board or in these Bylaws.

3.8       Special Meetings; Notice.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, by the Secretary or by any two (2) or more of the Directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director sent by mail, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation or, if the address is not readily ascertainable, notice shall be addressed to the Director at the city or place in which the meetings of Directors are regularly held.  If the notice is mailed, it shall be deposited in the United States

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mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone, telecopy or other electronic or wireless means, it shall be delivered personally or by telephone or other electronic or wireless means at least twenty-four (24) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director.  If the meeting is to be held at the principal executive office of the Corporation, the notice need not specify the place of the meeting.

3.9       Quorum.  A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as provided in Section 3.4 and to adjourn as provided in Section 3.11 of these Bylaws.  Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10     Waiver of Notice.  Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors.  The transactions of any meeting of the Board however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice.  All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.  A waiver of notice need not specify the purpose of any regular special meeting of the Board of Directors.

3.11     Adjournment.  A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.12     Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given if announced at the meeting unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the Directors who were not present at the time of the adjournment.

3.13     Board Action by Written Consent Without a Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a unanimous vote

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of the Board of Directors.  Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

3.14     Organization.  Meetings of the Board of Directors shall be presided over by the

Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chairman of the Executive Committee, if any, or in his or her absence by the President, if any, or in his or her absence by an Executive Vice President.  In the absence of all such directors or officers, a Chairman pro tem chosen by a majority of the directors present shall preside at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

3.15     Fees and Compensation of Directors.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section 3.15 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Article 4

COMMITTEES

4.1.      Committees of Directors.  The Board of Directors may by resolution adopted by a majority of the authorized number of Directors designate one (1) or more committees, each consisting of one (1) or more Directors, to serve at the pleasure of the Board.  The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, but no such committee shall have the power or authority to: (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders; (ii) adopt, amend or repeal any Bylaw of the Corporation; (iii) fill vacancies on the Board or in any committee; (iv) fix compensation of the Directors for serving on the Board or on any committee; (v) amend or repeal any resolution of the Board which by its express terms is not amendable or repealable; (vi) authorize a distribution (within the meaning of the Delaware General Corporation Law) to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or (vii) appoint other committees of the Board or the members thereof.

4.2.      Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors

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or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

4.3.      Executive Committee.  In the event that the Board of Directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as provided in Section 4.1 hereof) in such manner as the executive committee may deem in the best interests of the Corporation.

Article 5

OFFICERS

5.1.      Officers.  The officers of the corporation shall consist of a Chairman of the Board or a Chief Executive Officer or President, or any one or more of these, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with Section 5.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates.  Any number of offices may be held by the same person.

5.2.      Elections.  All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 5.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3.      Other Officers.  The Board of Directors, the Chairman of the Board, or the President, at their or his or her discretion, may appoint one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, or the President, as the case may be, may from time to time determine.

5.4.      Removal.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5.      Resignation.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified

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therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.6.      Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.7.      Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors.

5.8.      President.  The President shall serve as general manager of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation.  The President shall be the chief executive officer unless the Board of Directors by resolution elects to have the Chairman, if there be one, serve as chief executive officer.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  He or she shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation who is serving as the chief executive officer, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

5.9.      Vice President.  In the absence of the President or in the event of the President's inability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice President designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of the Chairman or President, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the President or the Board of Directors.

5.10.    Secretary.  The Secretary shall keep or cause to be kept the minutes of proceedings and record of shareholders and of the Board of Directors.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

5.11.    Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer.  The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation.  The Chief Financial Officer shall keep or cause to be kept the books and records of account.  The books of account shall at all reasonable times be open to inspection by any Director.  The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever

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they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

Article 6

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1.      Indemnification of Directors and Officers.  The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as it presently exists or as it may hereafter be amended, indemnify and hold harmless each of its Directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its Directors and Executive Officers, and provided, further, that the Corporation shall not be required to indemnify any Director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the Board of Directors of the Corporation,

(iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of Delaware or (iv) such indemnification is required to be made pursuant to an individual contract.  For purposes of this Section 6.1, a "Director" or "officer" of the Corporation includes any person (i) who is or was a Director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a Director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2.      Indemnification of Others.  The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as it presently exists or as it may hereafter be amended, to indemnify each of its employees and agents (other than Directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a Director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3.      Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted

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against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.4.      Expenses.  The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any Director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any

Director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Directors of the Corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a Director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceed, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

6.5.      Non-Exclusivity of Rights.  The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.  The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

6.6.      Survival of Rights.  The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.7.      Amendments.  Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

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Article 7

RECORDS AND REPORTS

7.1.      Maintenance and Inspection of Records.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2.      Inspection by Directors.  Any Director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a Director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought.  The Court may summarily order the Corporation to permit the Director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3.      Representation of Shares of Other Corporations.  The Chairman or any other officer of this Corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or corporations standing in the name of this Corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article 8

GENERAL MATTERS

8.1.      Checks; Drafts; Evidences of Indebtedness.  From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are

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issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2.      Corporate Contracts and Instruments; How Executed.  The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3.      Stock Certificates.  The corporation shall issue to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares.  Every holder of shares of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  The share certificate shall bear such statements or legends as may be required by applicable law.

8.4.      Transfer of Certificates.  Where a certificate for shares is presented to the Corporation of its transfer clerk or transfer agent with a request to register a transfer of shares, the Corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the Corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities law; and (f) the transfer is in compliance with any applicable agreement governing the transfer of the shares.

8.5.      Lost Certificates.  The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

8.6.      Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware

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shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7.      Provisions Additional to Provisions of Law.  All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.8.      Provisions Contrary to Provisions of Law.  Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.7 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

8.9.      Notices.  Any reference in these Bylaws to the time any notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Article 9

AMENDMENTS

Subject to Section 6.7 hereof, the original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Directors.  The fact that such power has been so conferred upon the Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Whenever an Amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place.  If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

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ARTICLE 1 CORPORATE OFFICES		1

1.1.	Registered Office	1

1.2.	Principal Executive Office; Other Offices	1

ARTICLE 2 MEETINGS OF STOCKHOLDERS		1

2.1.	Annual Meeting	1

2.2.	Special Meeting	1

2.3.	Organization	1

2.4.	Notice of Stockholder’s Meetings	2

2.5.	Manner of Giving Notice; Affidavit of Notice	2

2.6.	Quorum	2

2.7.	Adjourned Meeting; Notice	3

2.8.	Voting	3

2.9.	Validation of Meetings; Waiver of Notice; Consent	4

2.10.	Action by Written Consent	4

2.11.	Record Date for Stockholder Notice; Voting; Giving Consents	4

2.12.	Proxies	5

ARTICLE 3 BOARD OF DIRECTORS		5

3.1.	Powers	5

3.2.	Numbers and Term of Office	6

3.3.	Election and Term of Office of Directors	6

3.4.	Resignation and Vacancies	6

ARTICLE 4 COMMITTEES		9

4.1.	Committees of Directors	9

4.2.	Meetings and Action of Committees	9

4.3.	Executive Committee	10

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ARTICLE 5 OFFICERS		10

5.1.	Officers	10

5.2.	Elections	10

5.3.	Other Officers	10

5.4.	Removal	10

5.5.	Resignation	10

5.6.	Vacancies	11

5.7.	Chairman of the Board	11

5.8.	President	11

5.9.	Vice President	11

5.10.	Secretary	11

5.11.	Treasurer	11

ARTICLE 6 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS		12

6.1.	Indemnification of Directors and Officers	12

6.2.	Indemnification of Others	12

6.3.	Insurance	12

6.4.	Expenses	13

6.5.	Non-Exclusivity of Rights	13

6.6.	Survival of Rights	13

6.7.	Amendments	13

ARTICLE 7 RECORDS AND REPORTS		14

7.1.	Maintenance and Inspection of Records	14

7.2.	Inspection by Directors	14

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7.3.	Representation of Shares of Other Corporations	14

ARTICLE 8 GENERAL MATTERS		14

8.1.	Checks; Drafts; Evidences of Indebtedness	14

8.2.	Corporate Contracts and Instruments; How Executed	15

8.3.	Stock Certificates	15

8.4.	Transfer of Certificates	15

8.5.	Lost Certificates	15

8.6.	Construction; Definitions	15

8.7.	Provisions Additional to Provisions of Law	16

8.8.	Provisions Contrary to Provisions of Law	16

8.9.	Notices	16

ARTICLE 9 AMENDMENTS		16

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